Exhibit 5.1

May 17, 2011

A.P. Pharma, Inc.

123 Saginaw Drive

Redwood City, California 94063

Ladies and Gentlemen:

This opinion letter is furnished to you in connection with your filing of a Registration Statement on Form S-1 (the “Registration Statement”), with the Securities and Exchange Commission under the Securities Act of 1933, as amended, for the registration of up to 271,221,610 shares of Common Stock, $0.01 par value (the “Shares”), of A.P. Pharma, Inc., a Delaware corporation (the “Company”), which Shares are potentially issuable upon conversion of the Company’s Senior Secured Convertible Notes due 2021 (the “Notes”), subject to the limitations described in the Registration Statement.

We have reviewed such documents and made such examination of law as we have deemed appropriate to give the opinions expressed below. We have relied, without independent verification, on certificates of public officials and, as to matters of fact material to the opinions set forth below, on certificates of officers of the Company.

The opinion expressed below is limited to the Delaware General Corporation Law (which includes applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the Delaware General Corporation Law and the Delaware Constitution).

For purposes of the opinion expressed below, and without limiting any other exceptions or qualifications set forth herein, we have assumed that after the issuance of the Shares upon conversion of the Notes, the total number of issued and outstanding shares of the Company’s Common Stock, together with the total number of shares of the Company’s Common Stock reserved for issuance upon the exercise, exchange or conversion, as the case may be, of any exercisable, exchangeable or convertible security, as the case may be, then outstanding, will not exceed the total number of authorized shares of Common Stock under the Company’s Certificate of Incorporation, as amended and then in effect.

Based on the foregoing, we are of the opinion that upon issuance and delivery of the Shares on conversion of the Notes as contemplated in the Registration Statement, the Shares will be duly authorized, validly issued, fully paid and non-assessable.

We hereby consent to the inclusion of this opinion as Exhibit 5.1 to the Registration Statement and to the references to our firm under the caption “Legal Matters” in the Registration Statement. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ Ropes & Gray LLP

Ropes & Gray LLP